Exhibit 99.1

SUNOPTA INC. RECEIVES CANADIAN AND U.S. COURT APPROVAL
TO SETTLE PREVIOUSLY FILED CLASS ACTIONS

Toronto, Ontario, May 19, 2010 - SunOpta Inc. (“SunOpta” or the “Company”) (Nasdaq:STKL, TSX:SOY), today announced that both the Ontario Superior Court of Justice and the United States District Court for the Southern District of New York have approved its agreement to settle all claims raised in class action proceedings previously announced arising from the Company’s restatement of interim financial results for the first three quarters of 2007 (the “Class Actions”). The Class Actions were filed against the Company and other named defendants on behalf of shareholders who purchased or otherwise acquired SunOpta securities from February 23, 2007 to January 27, 2008 inclusive (“Class Members”). The settlement is expected to become effective on June 17, 2010, upon the expiry of the period for filing any appeals.

In return for the dismissal of the Class Actions and releases from Class Members of settled claims against the Company and the remaining named defendants, the settlement agreement provides for a total cash contribution of US $11.25 million (funded entirely by the Company’s insurer) to a settlement fund and the adoption of certain corporate governance enhancements by the Company. The corporate governance enhancements include certain amendments to the Company’s Audit Committee Charter and Internal Audit Charter and the adoption of an enhanced Information Technology Conversion Policy.

The settlement agreement contains no admission of wrongdoing by SunOpta or any of the other named defendants and the Company and the other named defendants expressly deny any liability or wrongdoing in the agreement.

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food and natural health markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; Opta Minerals Inc. (TSX:OPM) (66.4% owned by SunOpta), a producer, distributor, and recycler of environmentally friendly industrial materials; and SunOpta BioProcess Inc. which engineers and markets proprietary steam explosion technology systems for the bio-fuel, pulp and food processing industries. SunOpta believes that each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. These forward-looking statements are based on information available to us on the date of this release and include the Company’s expectations regarding the date on which the settlement will become effective. Terms such as "expected" and similar terms and phrases are intended to identify these forward-looking statements. These forward-looking statements are based on assumptions made by the Company in light of its understanding of typical class action proceedings and procedures in Ontario and the United States and that no appeal will be made in respect of the approvals of the courts. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements including, without limitation, the possibility that there is an appeal of the decisions approving the settlement, that the decisions approving the settlement are overturned or that the terms of the settlement approval orders are materially varied. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will materialize, whether in the timeframes contemplated or at all.

For further information, please contact:

SunOpta Inc.
Steve Bromley, President & CEO
Eric Davis, Vice President & CFO
Tony Tavares, Vice President & COO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com